POWER OF ATTORNEY
The undersigned, RTB DIGITAL INC., a Delaware corporation with a place of business at 4300 University Way NE, Suite C, Seattle, WA 98105, hereby constitutes and appoints Josh Lawler and Ben Snipes, each an attorney at Zuber Lawler LLP, and Giorgia Giordani, a Law Clerk at Zuber Lawler LLP, with offices at 260 Madison Avenue, Suite 8021, New York, NY 10016, and at 2029 Century Park E. Suite 400, Los Angeles, CA 90067, as the undersigned?s true and lawful attorneys-in-fact to:
(1)	act as the undersigned's account administrator and
manage the undersigned's EDGAR account;
(2)	execute for and on behalf of the undersigned the Form3
and Form13(d);
(3)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute Form 3 and Form 13(d), complete and execute any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the undersigned relieving such attorney-in-fact of, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney is not intended and shall not be construed to create an employer/employee relationship.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID and Form D with respect to the undersigned, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 12/3/2025.

RTB DIGITAL INC.
By: /Bill Sornsin/
Name: Bill Sornsin
Title: Chief Operating Officer
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